Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Griffin Capital Net Lease REIT, Inc. (the “Company”), in connection with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 (the “Report”), hereby certifies, to his knowledge, that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2012	By:	/s/ Kevin A. Shields
Kevin A. Shields
Chief Executive Officer and Director
(Principal Executive Officer)